                                                                   EXHIBIT 12(B)

I, Elizabeth M. Forget, President and I, Jeffrey A. Tupper, Chief Financial Officer and Treasurer of Met Investors Series Trust (the "Trust"), each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By:   /s/ Elizabeth M. Forget
      -------------------------------------
      Elizabeth M. Forget
      President


By:   /s/ Jeffrey A. Tupper
      -------------------------------------
      Jeffrey A. Tupper
      Chief Financial Officer and Treasurer

Date: September 5, 2008